QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Encision Inc.:

        We consent to the use of our report dated May 2, 2003, with respect to the balance sheet of Encision Inc. as of March 31, 2003, and the related statements of operations, shareholders' equity, and cash flows for the year then ended, incorporated herein by reference, which report appears in the March 31, 2004 annual report of Form 10-KSB of Encision Inc.

/s/ KPMG LLP
KPMG LLP

Boulder, Colorado
November 1, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM